Exhibit  99.1


 LOCATEPLUS HOLDINGS CORPORATION ANNOUNCES THE REMOVAL OF PRESIDENT AND CEO AND
                           ACTING CFO JAMES C. FIELDS

ANNOUNCES GEOFFREY LEE AS INTERIM CEO, PRESIDENT AND ACTING TREASURER


Beverly, MA., Feb 25, 2009 (BUSINESS WIRE) - LocatePLUS Holdings Corporation(LPHC-PK) today announced the removal of James C. Fields from his position as President, Chief Executive Officer, Acting Chief Financial Officer and Treasurer with immediate effect.

LocatePLUS also announced the appointment of Geoffrey Lee as Interim Chief Executive Officer, President and Acting Treasurer. Mr. Lee has served as the President of Entersect, a wholly owned subsidiary of LocatePLUS since July 2003 and Vice President of LocatePLUS Holdings since January 2008. Mr. Lee joined LocatePLUS in July 2007 as the Vice President of Online Services. Through his tenure at LocatePLUS, Mr. Lee has established long-standing relationships with customers and employees.

The Board has begun a CEO and CFO search, and a subcommittee of the Board has been established to review potential candidates.

About LocatePLUS

LocatePLUS is an industry-leading provider of public information and investigative solutions that are currently being used in homeland security, anti-terrorism and crime fighting initiatives. The Company's proprietary, Internet-accessible database is marketed to business-to-business and business-to-government sectors worldwide. LocatePLUS' customer base exceeds 13,500 members, including over 2,000 law enforcement agencies, as well as many major police departments across the country. Clients include many of the nation's leading agencies.

Based on the 2000 United States Census figures and Company estimates, LocatePLUS has information on nearly 98% of the adult population and data entries relating to approximately 205 million individuals in the place country-region United States - - maintained in one of the largest and most comprehensive XML data sources of its kind, capable of national delivery. For more information, visit the Company's Website at http://www.locateplus.com.

LocatePLUS is an industry-leading provider of public information and investigative solutions that are currently being used in homeland security, anti-terrorism and crime fighting initiatives. The Company's proprietary, Internet-accessible database is marketed to business-to-business and business-to-government sectors worldwide. LocatePLUS' customer base exceeds 13,500 members, including over 2,000 law enforcement agencies, as well as many major police departments across the country. Clients include many of the nation's leading agencies.

Based on the 2000 United States Census figures and Company estimates, LocatePLUS has information on nearly 98% of the adult population and data entries relating to approximately 205 million individuals in the United States maintained in one of the largest and most comprehensive XML data sources of its kind, capable of national delivery. For more information, visit the Company's Website at http://www.locateplus.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding expected first quarter of fiscal 2009 outlook and future operating results and regarding execution of our strategy. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the Company's ability to close business as expected this quarter in general and as a result of the events described in this press release, adjustments made in connection with closing the quarter and releasing financial statements, general economic conditions, market demand and price of our products, the Company's ability to sufficiently anticipate market needs and develop products and enhancements that achieve market acceptance, the Company's ability to effect its restructuring goals, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the outcome of arbitration and litigation, any slowdown or deferral of orders for products or the application of accounting or tax principles in an unanticipated manner. Risks, uncertainties and factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company should be considered in light of those factors.


SOURCE: LocatePLUS Holdings Corporation

INVESTOR RELATIONS:
Thomas Murphy
508-579-4716